Exhibit 99.1

Matson, Inc.

NYSE: MATX
Market Cap ~$3.1bn [(a)]

Business Overview

- Leading provider of ocean transportation and logistics services
- Provide a vital lifeline of ocean freight transportation services to Hawaii, Alaska and Guam
- Operate premium, expedited services from China to the U.S. West Coast
  - Fastest transit and cargo availability creates competitive advantage and premium rates for China service
- Logistics' business lines complement ocean services and drive high ROIC opportunities

Investment Highlights

- Strong market positions with competitive advantages in each of our core ocean tradelanes
- Significant organic growth in the last two years with the addition of new ocean services
- Investment grade balance sheet with a low cost of capital
- Diversified cash flow streams
- ROIC-focused management team; significant return of capital to shareholders in the last 2 years

Financial Overview

	Year Ended December 31,				LTM
($ in millions, except EPS)	2019	2020	2021	2022	2Q23
Revenue	$2,203	$2,383	$3,925	$4,343	$3,395
Operating Income	129	280	1,188	1,354	563
Net Income	83 [(1)]	193	927	1,064	459
EBITDA (2)	264	424	1,350	1,526	736
EPS, diluted (3)	$1.84 [(1)]	$4.44	$21.47	$27.07	$12.42
Cash Flow from Operations	$249	$430	$984	$1,272	$827
ROE (2)	11%	22%	71%	54%	21%
ROIC (2)	6%	12%	47%	42%	17%
Return of Capital:					
Dividends	$37	$39	$46	$48	$45
Share Repurchase	-	-	200	397	275
Total Return of Capital	$37	$39	$246	$445	$320
Total Debt (4)	$958	$760	$629	$518	$462
Cash & Cash Equivalents	(21)	(14)	(282)	(250)	(122)
Net Debt (2)	$937	$746	$347	$268	$340
Total Debt / EBITDA	3.63 x	1.79 x	0.47 x	0.34 x	0.63 x

(1) Includes a non-cash tax benefit of $2.9 million or $0.07 per diluted share related to discrete adjustments as a result of applying the provisions of the Tax Cuts and Jobs Act.
(2) See Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics.
(3) LTM EPS, diluted based on the average diluted shares outstanding in the LTM period.
(4) Total debt presented before any reduction for deferred loan fees as required by GAAP.

Statements in this presentation that set forth expectations or predictions are based on facts and situations that are known to us as of September 26, 2023. Statements in this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.
(a) Based on a share price of $88.68 on September 25, 2023 and basic shares outstanding as of June 30, 2023 of 35.3 million.

1 | Matson Overview
Matson

2 Matson Overview Matson Today: Connecting the Pacific

Appendix – Non-GAAP Measures

Matson reports financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest Expense, Interest Income, Income Taxes, Depreciation and Amortization ("EBITDA"), Net Debt, Return on Invested Capital ("ROIC") and Return on Equity ("ROE").

	LTM as of	For the years ended December 31,										
($ in millions, except ROIC and ROE)	06/30/23	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012
Total debt [6]	$ 462.4	$ 517.5	$ 629.0	$ 760.1	$ 958.4	$ 856.4	$ 857.1	$ 738.9	$ 429.9	$ 373.6	$ 286.1	$ 319.1
Less: total cash and cash equivalents	(122.0)	(249.8)	(282.4)	(14.4)	(21.2)	(19.6)	(19.8)	(13.9)	(25.5)	(293.4)	(114.5)	(19.9)
Net debt	340.4	267.7	346.6	745.7	937.2	836.8	837.3	725.0	404.4	80.2	171.6	299.2
Net income	$ 458.8	$ 1,063.9	$ 927.4	$ 193.1	$ 82.7 [1]	$ 109.0 [2]	$ 231.0 [3]	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	-	-	-	-	6.1
Add: income tax expense	121.8	288.4	243.9	65.9	25.1	38.7	(105.8)	49.1	74.8	51.9	32.2	33.0
Add: interest expense	16.1	18.0	22.6	27.4	22.5	18.7	24.2	24.1	18.5	17.3	14.4	11.7
Subtract: interest income	(25.1)	(8.2)	-	-	-	-	-	-	-	-	-	-
Add: depreciation and amortization	164.4	164.1	156.4	137.3	134.0	130.9	146.6	135.4	105.8	90.1	91.0	95.4
EBITDA	736.0	1,526.2	1,350.3	423.7	264.3	297.3	296.0	290.0	302.1	230.1	191.3	192.1
Net income (A)	$ 458.8	$ 1,063.9	$ 927.4	$ 193.1	$ 82.7 [1]	$ 109.0 [2]	$ 231.0 [3]	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	-	-	-	-	6.1
Subtract: interest income (tax-effected) [4]	(19.5)	(6.5)	-	-	-	-	-	-	-	-	-	-
Add: interest expense (tax-effected) [4]	12.6	14.2	17.9	20.4	16.7	14.2	14.9	15.1	10.7	10.0	9.0	7.2
Total return (B)	451.9	1,071.6	945.3	213.5	99.4	123.2	245.9	96.5	113.7	80.8	62.7	59.2
Average total debt [6]	$ 529.5	$ 573.3	$ 694.6	$ 859.3	$ 907.4	$ 856.8	$ 798.0	$ 584.4	$ 401.8	$ 329.9	$ 302.6	$ 319.1 [5]
Average shareholders' equity (C)	2,211.8	1,982.2	1,314.3	883.5	780.5	716.3	586.1	472.8	407.1	351.0	309.1	279.9 [5]
Total invested capital (D)	2,741.3	2,555.5	2,008.9	1,742.8	1,687.9	1,573.1	1,384.1	1,057.2	808.9	680.9	611.7	599.0 [5]
ROIC = (B)/(D)	16.5%	41.9%	47.1%	12.3%	5.9%	7.8%	17.8%	9.1%	14.1%	11.9%	10.3%	9.9%
ROE = (A)/(C)	20.7%	53.7%	70.6%	21.9%	10.6%	15.2%	39.4%	17.2%	25.3%	20.2%	17.4%	16.4%

(1) Includes a non-cash tax benefit of $2.9 million related to discrete adjustments as a result of applying the provisions of the Tax Cuts and Jobs Act (the "Tax Act").

(2) Includes a non-cash tax expense of $2.9 million related to discrete adjustments as a result of applying the provisions of the Tax Act.

(3) Includes the benefit of a one-time, non-cash adjustment of $154.0 million related to the enactment of the Tax Act.

(4) The effective tax rates each year in the period 2012-2022 and LTM 2Q23 were 38.8%, 37.5%, 42.3%, 42.1%, 37.6%, (84.5%), 26.2%, 23.3%, 25.4%, 20.8%, 21.3% and 21.0%, respectively. The effective tax rates for 2017, 2018 and 2019 excluding adjustments related to the Tax Act, would have been 38.5%, 24.2% and 26.0%, respectively.

(5) The 2012 calculation is based on total invested capital as of December 31, 2012 due to the timing of the separation from Alexander & Baldwin.

(6) Total debt is presented before any reduction for deferred loan fees as required by U.S. GAAP.

3 | Matson Overview

Matson.